As filed with the Securities and Exchange Commission on September 29, 2000

                                                   Registration No.
                                                                   -------------


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  VIZACOM INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                    22-3270045
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                     Identification No.)

        GLENPOINTE CENTRE EAST
300 FRANK W. BURR BOULEVARD, SEVENTH FLOOR
          TEANECK, NEW JERSEY                             07666
 (Address of principal executive offices)               (Zip Code)


                     VIZACOM INC. 2000 EQUITY INCENTIVE PLAN
                            (Full title of the Plan)

                          MARK E. LEININGER, PRESIDENT
                                  VIZACOM INC.
                             GLENPOINTE CENTRE EAST
                   300 FRANK W. BURR BOULEVARD, SEVENTH FLOOR
                            TEANECK, NEW JERSEY 07666
                     (Name and address of agent for service)

                                 (201) 928-1001
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                              NEIL M. KAUFMAN, ESQ.
                             KAUFMAN & MOOMJIAN, LLC
                    50 CHARLES LINDBERGH BOULEVARD SUITE 206
                          MITCHEL FIELD, NEW YORK 11553
                                 (516) 222-5100


                         CALCULATION OF REGISTRATION FEE

                                                                     Proposed             Proposed
                                                                      maximum              maximum
         Title of each class of                 Amount to         offering price          aggregate                Amount of
      Securities to be registered             be registered         per unit(1)        offering price(1)       registration fee

Common Stock, par value $.001 per share
(the "Common Stock")                           15,000,000             $1.44              $21,600,000                $5,703

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, (the "Securities Act"), based upon the average of the high and low sales prices for the Common Stock on September 27, 2000.
(2) Pursuant to Rule 416, there are also being registered such indeterminable number of additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions contained in the Vizacom Inc. 2000 Equity Incentive Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I will be sent or given to employees (as such term is defined in paragraph 1(a) of General Instructions A to Form 8-K) as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         Vizacom Inc. (the "Registrant") hereby incorporates by reference the documents listed below and any future filings the Registrant will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering has been completed:

         1. The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A, declared effective on December 6, 1995, including any amendment(s) or report(s) filed for the purpose of updating such description;

         2. The Registrant's Annual Report on Form 10-KSB, for the fiscal year ended December 31, 1999;

         3.    The Registrant's Current Report on Form 8-K (Date of Report:
               February 15, 2000), as amended by Amendment No.1 on Form 8-K/A;

         4.    The Registrant's Current Report on Form 8-K (Date of Report:
               February 28, 2000);

         5.    The Registrant's Current Report on Form 8-K (Date of Report:
               March 9, 2000), as amended by Amendment No.1 on Form 8-K/A;

         6.    The Registrant's Current Report on Form 8-K (Date of Report:
               March 27, 2000), as amended by Amendment No.1 on Form 8-K/A;

         7. The Registrant's Quarterly Report on Form 10-QSB, for the quarter ended March 31, 2000;

         8. The Registrant's Current Report on Form 8-K (Date of Report: June 12, 2000);

         9. The Registrant's Quarterly Report on Form 10-QSB, for the quarter ended June 30, 2000; and

         10.   The Registrant's Current Report on Form 8-K (Date of Report:
               August 17, 2000).

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         The validity of the Common Stock offered hereby will be passed upon for the Registrant by Kaufman & Moomjian, LLC ("K&M"), Mitchel Field, New York. Neil M. Kaufman, Esq., a director of the Registrant and a member of K&M, owns 56,737 shares of Common Stock and options to purchase 340,000 shares of Common

Stock. Another member of K&M owns 2,500 shares of Common Stock and options to purchase 33,000 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Under the provisions of the Certificate of Incorporation and By-Laws of the Registrant, each person who is or was a director or officer of Registrant shall be indemnified by the Registrant as of right to the fullest extent permitted or authorized by the General Corporation Law of Delaware. Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against such person by reason of the fact that such person is a director or officer of the Registrant , such person shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action. If unsuccessful in defense of a third- party civil suit, or if a criminal suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful. If unsuccessful in defense of a suit brought by or in the right of the Registrant, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant except that if such a person is adjudicated to be liable in such suit for negligence or misconduct in the performance of such person's duty to the Registrant, such person cannot be made whole even for expenses unless the court determines that such person is fairly and reasonably entitled to be indemnified for such expenses.

         The officers and directors of the Registrant are covered by officers' and directors' liability insurance. The policy coverage is $3,000,000, which includes reimbursement for costs and fees. There is a maximum aggregate deductible for each loss under the policy of $200,000. The Registrant has entered into Indemnification Agreements with each of its executive officers and directors. The Agreements provide for reimbursement for all direct and indirect costs of any type or nature whatsoever (including attorneys' fees and related disbursements) actually and reasonably incurred in connection with either the investigation, defense or appeal of a Proceeding, as defined, including amounts paid in settlement by or on behalf of an Indemnitee, as defined.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

Number       Description
------       -----------
4            Vizacom Inc. 2000 Equity Incentive Plan
5            Opinion and consent of Kaufman & Moomjian, LLC
23.1         Consent of Kaufman & Moomjian, LLC (included in their opinion filed as Exhibit 5)
23.2         Consent of Ernst & Young
23.3         Consent of Richard A. Eisner & Company, LLP
23.4         Consent of Silver Levene
23.5         Consent of Deloitte & Touche
24           Powers of Attorney (set forth on the Signatures page to this
             Registration Statement)

Item 9.  Undertakings.
         ------------

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to any of the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The Registrant hereby undertakes that it will:

        (1) File during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
             (a) include any prospectus required by Section 10(a)(3) of the Securities Act;
             (b) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and
             (c) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
        provided, however, the undertakings set forth in clauses (1)(a) and
        (1)(b) above shall not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement;

        (2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

        (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

         The Registrant hereby further undertakes that, for purposes of determining liability under the Securities Act, each of the Registrant's annual reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Teaneck, New Jersey on the 29th day of September, 2000.


                                                      VIZACOM INC.


                                        By:     /s/ Mark E. Leininger
                                           -------------------------------------
                                                   Mark E. Leininger
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on September 29, 2000 by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Mark E. Leininger with full power of substitution, his/her true and lawful attorney-in-fact and agent to do any and all acts and things in his/her name and on behalf in his/her capacities indicated below which he may deem necessary or advisable to enable Vizacom Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement including specifically, but not limited to, power and authority to sign for him/her in his/her name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


   /s/ Mark E. Leininger     President, Chief Executive Officer and Director
---------------------------  (Principal Executive Officer)
    Mark E. Leininger


   /s/ Alan W. Schoenbart    Vice President - Finance, Chief Financial Officer
---------------------------  and Treasurer (Principal Accounting and Financial
    Alan W. Schoenbart       Officer)


   /s/ Marc E. Jaffe         Chairman of the Board, Secretary and Director
---------------------------
    Marc E. Jaffe


  /s/ Norman W. Alexander    Director
---------------------------
    Norman W. Alexander


  /s/ Neil M. Kaufman        Director
---------------------------
    Neil M. Kaufman


  /s/ Francis X. Murphy      Director
---------------------------
    Francis X. Murphy


  /s/ Vincent DiSpigno       Director, Vice President and Chief Operating
---------------------------  Officer
    Vincent DiSpigno


  /s/ David N. Salav         Director, Vice President and Chief Information
---------------------------  Officer
    David N. Salav

                                  VIZACOM INC.

                         FORM S-8 REGISTRATION STATEMENT

                                  EXHIBIT INDEX

Number       Description
------       -----------
4            Vizacom Inc. 2000 Equity Incentive Plan
5            Opinion and consent of Kaufman & Moomjian, LLC
23.1         Consent of Kaufman & Moomjian, LLC (included in their opinion filed as Exhibit 5)
23.2         Consent of Ernst & Young
23.3         Consent of Richard A. Eisner & Company, LLP
23.4         Consent of Silver Levene
23.5         Consent of Deloitte & Touche
24           Powers of Attorney (set forth on the Signatures page to this
             Registration Statement)